Exhibit 4.7

Execution Version

ADDENDUM TO THE TERM AND REVOLVING CREDIT FACILITIES AGREEMENT

between

SIBANYE GOLD LIMITED

ABSA BANK LIMITED (acting through its ABSA CAPITAL division)

NEDBANK LIMITED (acting through its NEDBANK CAPITAL and NEDBANK CORPORATE divisions)

THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its CORPORATE AND INVESTMENT BANKING division)

FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division)

JPMORGAN CHASE BANK, N.A., JOHANNESBURG BRANCH

INVESTEC ASSET MANAGEMENT PROPRIETARY LIMITED (for and on behalf of its clients)

and

INGUZA INVESTMENTS (RF) LIMITED

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2

2.	AMENDMENTS EFFECTIVE ON THE SIGNATURE DATE	3

3.	AMENDMENTS AND REPAYMENT OF FACILITIES ON THE REPAYMENT AND AMENDMENT DATE	5

4.	SAVINGS	10

5.	VARIATION	10

6.	COUNTERPARTS	10

- i -

PARTIES:

This Agreement is made between:

(1)	Sibanye Gold Limited, a public company registered in accordance with the laws of South Africa under registration number 2002/031431/06 (the Borrower);

(2)	Absa Bank Limited (acting through its Absa Capital division), a public company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 1986/004794/06 (Absa);

(3)	Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions), a public company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 1951/000009/06 (Nedbank);

(4)	The Standard Bank Of South Africa Limited (acting through its Corporate And Investment Banking division), a public company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 1962/000738/06 (Standard Bank);

(5)	FirstRand Bank Limited (acting through its Rand Merchant Bank division), a public company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 1929/001225/06 (RMB);

(6)	JPMorgan Chase Bank, N.A., Johannesburg Branch, an external company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 2001/016069/10 (JPMorgan);

(7)	Investec Asset Management Proprietary Limited, a private company duly incorporated in accordance with the laws of South Africa under registration number 1984/001235/07 (Investec); and

(8)	iNguza Investments (RF) Limited a public company duly incorporated in accordance with the laws of South Africa under registration number 2008/003346/06 (iNguza).

WHEREAS

A.	Reference is made to the term and revolving credit facilities agreement concluded amongst the Original Borrower and the Original Lenders on 28 November 2012 (the Facilities Agreement), pursuant to which the Original Lenders made available to the Original Borrower:

(i)	a ZAR term loan facility in an aggregate amount equal to ZAR4 000 000 000 (Four Billion Rand); and

(ii)	a ZAR revolving loan facility in an aggregate amount equal to ZAR2 000 000 000 (Two Billion Rand).

B.	The Borrower, being the only Obligor under the Facilities Agreement as at the Signature Date, and Absa, Nedbank, Standard Bank, RMB, JPMorgan, Investec and iNguza being the only Finance Parties as at the Signature Date, wish to amend the Facilities Agreement on the terms and subject to the condition of this Addendum, to, amongst others:

(i)	provide for certain amendments to the definition of Permitted Distribution;

(ii)	provide for certain amendments to the definition of Permitted Acquisition;

(iii)	provide for the increase of the Total Facility B Commitments in an amount of ZAR1,000,000,000 (One Billion Rand) on the Repayment and Amendment Date;

(iv)	provide for the reduction of the Total Facility A Commitments in an amount of ZAR1,000,000,000 (One Billion Rand) on the Repayment and Amendment Date; and

(v)	provide for the prepayment of ZAR1,000,000,000 (One Billion Rand) of the Facility A Loans on the Repayment and Amendment Date, in part with the proceeds from a further utilisation of Facility B and in part with excess Cash of the Borrower.

C.	Unless otherwise defined in this Addendum, terms and expressions used in this Addendum shall have the same meaning as defined in the Facilities Agreement.

D.	The provisions of clauses 2 (Definitions and Interpretation), 31 (Notices), 33 (Partial Invalidity), 34 (Remedies and Waivers), 35 (Amendments and Waivers), 38 (Renunciation of Benefits), 39 (Counterparts), 40 (Waiver of Immunity), 41 (Sole Agreement), 42 (No Implied Terms), 43 (Extensions and Waivers), 44 (Independent Advice), 45 (Governing Law and Jurisdiction) of the Facilities Agreement apply to this Agreement as if set out in this Agreement in full.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

For the purposes of this Addendum and the preamble above, unless the context requires otherwise:

1.1.1.	Addendum means this Addendum to the Facilities Agreement;

1.1.2.	Parties means:

1.1.2.1.	the Borrower;

1.1.2.2.	the Facility Agent; and

1.1.2.3.	the Lenders,

and Party means, as the context requires, either one of them;

1.1.3.	Repayment and Amendment Date means 9 July 2013; and

1.1.4.	Signature Date means the signature date of this Addendum by the last Party signing in time.

2.	AMENDMENTS EFFECTIVE ON THE SIGNATURE DATE

With effect from the Signature Date, the Facilities Agreement shall be amended by:

2.1.	the substitution of the definition of “Dividend Date” in Clause 2.1.42 with:

“2.1.42	Dividend Date means the first date after the Demerger Date on which the board of directors of the Original Borrower resolves to declare and pay a Dividend (other than the Dividend contemplated in Clause 22.22.1.1);”;

2.2.	amending the definition of “Permitted Acquisition” by the insertion of a new Clause 2.1.105.6 directly after the existing Clause 2.1.105.5 to read as follows:

“2.1.105.6	an acquisition of shares of no more than ZAR250,000,000 (Two Hundred and Fifty Million Rand) in aggregate over the Term by the Original Borrower and/or any member of the Group in any of AngloGold Ashanti Limited, DRDGOLD Limited, Gold Fields Limited, Harmony Gold Mining Company Limited, Pan African Resources PLC, Witwatersrand Consolidated Gold Resources Limited and/or Gold One International Limited and which shares are Listed on the JSE Limited, provided that the acquisition is of a strategic nature and that the members of the Group may not acquire more than 49% (forty nine percent) in aggregate of the total issued shares in any listed company (or listed companies) and provided further that any such acquisition does not trigger a mandatory offer to any minority shareholders in the relevant listed company, without obtaining the prior written consent of the Majority Lenders;”;

2.3.	amending Clause 8.3.3.1 by substitution of Clause 8.3.3.1 in its entirety with the following:

“8.3.3.1	first, by applying 50% (fifty percent) of the Proceeds to the prepayment of the Facility A Loans (together with accrued interest thereon);”;

2.4.	amending Clause 8.3.3.2 by substitution of Clause 8.3.3.2 in its entirety with the following:

“8.3.3.2	second, by applying the remaining 50% (fifty percent) of the Proceeds to the prepayment of Facility B Loans (together with accrued interest thereon); and”

2.5.	amending Clause 21.1 (Financial condition) by substitution of Clause 21.1 (Financial condition) in its entirety with the following:

“21.1	Financial condition

The Original Borrower shall ensure that for so long as any amount is outstanding under a Loan or any Commitment under the Facilities is in force:

21.1.1	the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of any Measurement Period shall be or shall exceed 5:1;

21.1.2	the ratio of Consolidated Net Borrowings to Consolidated EBITDA in respect of any Measurement Period shall not exceed 2.5:1; and

21.1.3	if an interim Dividend in respect of its Financial Half Year ending on 30 June 2013 has been declared and/or paid, then in respect of any Measurement Period ending after 30 June 2013 until (and including) the earlier of the Dividend Date and the 1st (first) anniversary of the Demerger Date, the Original Borrower’s Consolidated Net Borrowing shall not exceed ZAR5,000,000,000 (Five Billion Rand).”;

2.6.	amending Clause 22.22 (No Distributions) by the substitution of Clause 22.22.1 in its entirety with the following:

“22.22.1	The Original Borrower shall not, without the prior written consent of the Facility Agent, pay or declare any Distribution other than:

22.22.1.1	an interim Dividend in respect of its Financial Half Year ending on 30 June 2013, of no more than 25% (twenty five percent) of the Normalised Earnings attributable to shareholders of the Original Borrower relating to the Financial Half Year ending on 30 June 2013, provided that the Original Borrower’s Consolidated Net Borrowings, as reasonably estimated by the Original Borrower on the date which the board of directors of the Original Borrower resolves to declare and pay an interim Dividend, will not exceed ZAR4,000,000,000 (Four Billion Rand) immediately after the payment of the interim Dividend and all wage negotiations (including but not limited to, the agreement on salaries and other employee benefits with representatives of the Original Borrower’s unionised employees) in respect of the period commencing on 1 July 2013 have been finally concluded; and

22.22.1.2	a final Dividend in respect of its Financial Year ending on 31 December 2013:

22.22.1.2.1	of no more than 25% (twenty five percent) of the Normalised Earnings attributable to shareholders of the Original Borrower less the amount paid in terms of Clause 22.22.1.1, provided that the Original Borrower’s gross Financial Indebtedness, as reasonably estimated by the Original Borrower on the Dividend Date, will not exceed ZAR4,000,000,000 (Four Billion Rand) immediately after the payment of the Dividend; or

22.22.1.2.2	of no more than 35% (thirty five percent) of the Normalised Earnings attributable to shareholders of the Original Borrower less the amount paid in terms of Clause 22.22.1.1, provided that the Original Borrower’s gross Financial Indebtedness, as reasonably estimated by the Original Borrower on the Dividend Date, will not exceed ZAR3,500,000,000 (Three Billion Five Hundred Million Rand) immediately after the payment of the Dividend; and

22.22.1.4	the repayment of the Pre-Demerger Intra-Group Loans as contemplated in the Transaction Structure Memorandum.”.

3.	AMENDMENTS AND REPAYMENT OF FACILITIES ON THE REPAYMENT AND AMENDMENT DATE

3.1.	The amendments and transactions set out in this Clause 3 shall be implemented in the sequence set out in this Clause 3 on the Repayment and Amendment Date.

3.2.	On and with effect from the Repayment and Amendment Date, the Parties agree to amend the Facility Agreement as follows:

3.2.1.	by decreasing the Total Facility A Commitments by ZAR1,000,000,000 (One Billion Rand), by amending the definition of “Total Facility A Commitments” as follows:

3.2.1.1.	the substitution of “ZAR4,000,000,000 (Four Billion Rand)” in Clause 2.1.137.1 with “ZAR3,000,000,000 (Three Billion Rand)”; and

3.2.1.2.	the substitution of “ZAR3,500,000,000 (Three Billion Five Hundred Million Rand)” in Clause 2.1.137.2 with “ZAR2,500,000,000 (Two Billion Five Hundred Million Rand)”;

3.2.2.	by increasing the Total Facility B Commitments by ZAR1,000,000,000 (One Billion Rand), by amending the definition of “Total Facility B Commitments” as follows:

3.2.2.1.	the substitution of “ZAR2,000,000,000 (Two Billion Rand)” in Clause 2.1.138.1 with “ZAR3,000,000,000 (Three Billion Rand)”; and

3.2.2.2.	the substitution of “ZAR1,500,000,000 (One Billion Five Hundred Million Rand)” in Clause 2.1.138.2 with “ZAR2,500,000,000 (Two Billion Five Hundred Million Rand)”;

3.2.3.	by the substitution of Schedule 2 (The Original Commitments) of the Facilities Agreement in its entirety with the following new Schedule 2 (The Original Commitments):

“PART I: From the Demerger Date to the earlier of the Dividend Date and the 1st (first) anniversary of the Demerger Date:

For the period commencing on the Demerger Date and ending on (but excluding) 9 July 2013:

Original Lenders	Facility A Commitments		Facility B Commitments
Absa Bank Limited (acting through its Absa Capital division)	ZAR	750,000,000	ZAR	500,000,000

Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions)	ZAR	1,000,000,000	ZAR	500,000,000

The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division)	ZAR	1,000,000,000	ZAR	500,000,000

FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR	400,000,000	ZAR	250,000,000

JPMorgan Chase Bank, N.A., Johannesburg Branch	ZAR	500,000,000	ZAR	250,000,000

Investec Asset Management Proprietary Limited	ZAR	250,000,000		—

iNguza Investments (RF) Limited	ZAR	100,000,000		—

Total	ZAR	4,000,000,000	ZAR	2,000,000,000

For the period commencing on (and including) 9 July 2013 and ending on the earlier of the Dividend Date and the 1st (first) anniversary of the Demerger Date:

Lenders	Facility A Commitments		Facility B Commitments
Absa Bank Limited (acting through its Absa Capital division)	ZAR	500,000,000	ZAR	750,000,000

Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions)	ZAR	750,000,000	ZAR	750,000,000

The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division)	ZAR	750,000,000	ZAR	750,000,000

FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR	300,000,000	ZAR	375,000,000

JPMorgan Chase Bank, N.A., Johannesburg Branch	ZAR	375,000,000	ZAR	375,000,000

Investec Asset Management Proprietary Limited	ZAR	250,000,000		—

iNguza Investments (RF) Limited	ZAR	75,000,000		—

Total	ZAR	3,000,000,000	ZAR	3,000,000,000

PART II: From the earlier of the Dividend Date and the 1st (first) anniversary of the Demerger Date to the Final Maturity Date

For the period commencing on the earlier of the Dividend Date and the 1st (first) anniversary of the Demerger Date and ending on the Final Maturity Date:

Lenders	Facility A Commitments		Facility B Commitments
Absa Bank Limited (acting through its Absa Capital division)	ZAR	416,667,000	ZAR	625,000,000

Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions)	ZAR	625,000,000	ZAR	625,000,000

The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division)	ZAR	625,000,000	ZAR	625,000,000

FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR	250,000,000	ZAR	312,500,000

JPMorgan Chase Bank, N.A., Johannesburg Branch	ZAR	312,500,000	ZAR	312,500,000

Investec Asset Management Proprietary Limited	ZAR	208,333,000		—

iNguza Investments (RF) Limited	ZAR	62,500,000		—

Total	ZAR	2,500,000,000	ZAR	2,500,000,000”

3.3.	Immediately after the Total Facility B Commitments have been increased as set out in Clause 3.2, and notwithstanding the provisions of Clause 6.1 (Delivery of a Utilisation Request) and Clause 6.2 (Completion of a Utilisation Request) of the Facilities Agreement which the Facility B Lenders hereby waive, the Borrower shall be deemed to have borrowed a Facility B Loan from the Facility B Lenders in an amount equal to ZAR500,000,000 (Five Hundred Million Rand) on the Repayment and Amendment Date and the Facility B Lenders shall advance a Facility B Loan in an amount of ZAR500,000,000 (Five Hundred Million Rand) (the Facility B Advance) pursuant to Clause 6.4 (Lender’s participation) of Facilities Agreement, to the Borrower in the following manner:

3.3.1.	in respect of RMB’s portion of the Facility B Advance being an amount of ZAR62,500,000 (Sixty-Two Million Five Hundred Thousand Rand): RMB shall pay an amount equal to ZAR12,500,000 (Twelve Million Five Hundred Thousand Rand) to the Facility Agent on the Repayment and Amendment Date and be deemed to have advanced the balance of its portion of the Facility B Advance on the Repayment and Amendment Date;

3.3.2.	in respect of Absa’s portion of the Facility B Advance being an amount of ZAR125,000,000 (One Hundred and Twenty-Five Million Rand): Absa shall be deemed to have advanced its portion of the Facility B Advance on the Repayment and Amendment Date;

3.3.3.	in respect of Nedbank’s portion of the Facility B Advance being an amount of ZAR125,000,000 (One Hundred and Twenty-Five Million Rand): Nedbank shall be deemed to have advanced its portion of the Facility B Advance on the Repayment and Amendment Date; and

3.3.4.	in respect of Standard Bank’s portion of the Facility B Advance being an amount of ZAR125,000,000 (One Hundred and Twenty-Five Million Rand): Standard Bank’s shall be deemed to have advanced its portion of the Facility B Advance on the Repayment and Amendment Date; and

3.3.5.	in respect of JPMorgan’s portion of the Facility B Advance being an amount of ZAR62,500,000 (Sixty-Two Million Five Hundred Thousand Rand): JPMorgan shall be deemed to have advanced its portion of the Facility B Advance on the Repayment and Amendment Date.

3.4.	The first Interest Period for the Facility B Loan advanced to the Borrower pursuant to Clause 3.3 shall end on 22 July 2013.

3.5.	The Facility Agent is hereby instructed to immediately apply the proceeds of the Facility B Loan actually advanced and deemed to have been advanced pursuant to Clause 3.3 to the prepayment of Facility A Loans in an amount equal to ZAR500,000,000 (Five Hundred Million Rand) on the Repayment and Amendment Date and the Borrower shall accordingly repay and be deemed to have repaid Facility A Loans in an amount equal to ZAR500,000,000 (Five Hundred Million Rand) on the Repayment and Amendment Date and the Facility A Lenders and the Borrower agree (notwithstanding anything to the contrary in the Facility Agreement) that the Facility A Loans shall be prepaid in the following proportions:

Absa Bank Limited (acting through its Absa Capital division)	ZAR	125,000,000

Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions)	ZAR	125,000,000

The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division)	ZAR	125,000,000

FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR	50,000,000

JPMorgan Chase Bank, N.A., Johannesburg Branch	ZAR	62,500,000

Investec Asset Management Proprietary Limited	ZAR	0

iNguza Investments (RF) Limited	ZAR	12,500,000

3.6.	The Borrower shall, in addition and by no later than 11h00 (Johannesburg time) on the Repayment and Amendment Date, prepay Facility A Loans in an amount equal to ZAR500,000,000 (Five Hundred Million Rand) to the Facility Agent in ZAR for value on the Repayment and Amendment Date from internal Cash resources (so that the aggregate amount of Facility A Loans prepaid by the Borrower on the Repayment and Amendment Date shall be ZAR1,000,000,000 (One Billion Rand)) and the Facility A Lenders and the Borrower agree (notwithstanding anything to the contrary in the Facility Agreement) that the Facility A Loans shall be prepaid in the following proportions:

Absa Bank Limited (acting through its Absa Capital division)	ZAR	125,000,000

Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions)	ZAR	125,000,000

The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division)	ZAR	125,000,000

FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR	50,000,000

JPMorgan Chase Bank, N.A., Johannesburg Branch	ZAR	62,500,000

Investec Asset Management Proprietary Limited	ZAR	0

iNguza Investments (RF) Limited	ZAR	12,500,000

3.7.	The Facility A Lenders hereby waive the requirement set out in Clause 8.9.1 of the Facilities Agreement that the Borrower must follow the procedure set out in Clause 8.9.2 of the Facilities Agreement in relation to prepayments of the Facility A Loans set out in Clauses 3.5 and 3.6 above and further waive the requirement set out in Clause 8.9.3 of the Facilities Agreement regarding the delivery of a voluntary prepayment notice to the Facility Agent.

3.8.	For purposes of Clause 8.9.4 of the Facilities Agreement, the Repayment and Amendment Date shall be the Voluntary Prepayment Date for the prepayment contemplated in Clause 3.5 and Clause 3.6.

3.9.	The prepayment of the Facility A Loans pursuant to Clause 3.5 and Clause 3.6 shall be made together with accrued and unpaid interest on the amount prepaid and, subject to any Breakage Costs (if any).

4.	SAVINGS

4.1.	Save to the extent expressly set out in this Addendum the terms of the Facilities Agreement shall remain unaltered and of full force and effect.

4.2.	The Parties record that the amendments to Facilities Agreement as provided for in this Addendum shall not (and are in no way intended to) constitute a novation by any of the Parties of the agreement recorded in the Facilities Agreement.

5.	VARIATION

No agreement to vary, add to or cancel this Addendum shall be of any force or effect unless reduced to writing and signed by or on behalf of the Parties.

6.	COUNTERPARTS

This Addendum may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SIGNED at LIBANON on this the 8th day of JULY 2013.

For and on behalf of
SIBANYE GOLD LIMITED (as Borrower)

/s/ Charl Keyter
Signatory: Charl Keyter
Capacity: CFO
who warrants his authority hereto

SIGNED at SANDTON on this the 8th day of JULY 2013.

For and on behalf of
ABSA BANK LIMITED (acting through its ABSA CAPITAL division) (as Mandated Lead Arranger, Coordinator and Lender)

/s/ David Renwick
Signatory: David Renwick Capacity: Managing Principal Who warrants his authority hereto /s/ Amitha Chetty Signatory: Amitha Chetty Capacity: Principal Who warrants his authority hereto

SIGNED at SANDTON. on this the 8th day of JULY 2013.

For and on behalf of
NEDBANK LIMITED (acting through its NEDBANK CAPITAL division) (as Mandated Lead Arranger, Facility Agent and Lender)

/s/ Peter Van Kerckhoven

Signatory: Peter Van Kerckhoven

Capacity: Authorised Signatory

Who warrants his authority hereto

/s/ Greg Webber

Signatory: Greg Webber

Capacity: Authorised Signatory

Who warrants his authority hereto

SIGNED at Sandton on this the 8th day of JULY 2013.

For and on behalf of
NEDBANK LIMITED (acting through its NEDBANK CORPORATE division) (as Mandated Lead Arranger and Lender)

/s/ M Steenkamp Signatory: M Steenkamp Capacity: Authorised Signatory Who warrants his authority hereto /s/ A Patel Signatory: A Patel Capacity: Authorised Signatory Who warrants his authority hereto

SIGNED at JOHANNESBURG on this the 8th day of JULY 2013.

For and on behalf of
THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its CORPORATE AND INVESTMENT BANKING division) (as Mandated Lead Arranger and Lender)

/s/ Ziyaad Sarang
Signatory:	Ziyaad Sarang
Capacity:	Executive Vice President: Investment Banking
Who warrants his authority hereto

SIGNED at SANDTON on this the 8th day of JULY 2013.

For and on behalf of
FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) (as Co-Arranger and Lender)

/s/ Mpho Mofokeng
Signatory: Mpho Mofokeng Capacity: Authorised Signatory Who warrants his authority hereto

/s/ N H Deist
Signatory: N H Deist Capacity: Authorised Signatory Who warrants his authority hereto

SIGNED at LONDON on this the 8th day of JULY 2013.

For and on behalf of
JPMORGAN CHASE BANK, N.A., JOHANNESBURG BRANCH (as Co-Arranger and Lender)

/s/ Regis Castro
Signatory:	Regis Castro
Capacity:	Vice President
Who warrants his authority hereto

SIGNED at Cape Town on this the 8th day of JULY 2013.

For and on behalf of
INVESTEC ASSET MANAGEMENT PROPRIETARY LIMITED (for and on behalf of its clients) (as Lender)

/s/ T Hartman
Signatory: T Hartman Capacity: Legal Counsel Who warrants his authority hereto

/s/ John McNab
Signatory: John McNab Capacity: CIO Who warrants his authority hereto

SIGNED at Sandton on this the 8th day of JULY 2013.

For and on behalf of
INGUZA INVESTMENTS (RF) LIMITED (Lender)

/s/ A M G Carvalheiro
Signatory: A M G Carvalheiro Capacity: Director Who warrants his authority hereto